HARRIS INSIGHT(R) FUNDS

               FINANCIAL SERVICES PROGRAM ADMINISTRATION AGREEMENT

     AGREEMENT, dated as of _____________, by and among Harris Insight Funds Trust (the "Company"), PFPC Distributors, Inc. (the "Distributor"), and _____________________, as a financial services administration agent hereunder (the "Agent"), relating to services provided to holders of shares of beneficial interest of the Service Shares class (the "Shares") of each of the Harris Insight Money Market Fund, Harris Insight Government Money Market Fund, and Harris Insight Tax-Exempt Money Market Fund (the "Funds") offered by the Company.

     The Company, the Distributor, and the Agent hereby agree as follows:

     1. Appointment. The Agent hereby agrees to provide certain services for its customers who have shareholder accounts with the Funds, directly or indirectly (the "Customers"), as hereinafter set forth. The Agent's appointment hereunder is non-exclusive, and the parties recognize and agree that, from time to time, the Company and the Distributor may enter into other financial services administration agreements with other institutions.

     2. Services to be Performed. The Agent, as agent for its Customers, shall be responsible for providing (a) checkwriting, (b) debit or credit card, (c) bill payment, and/or (d) other ancillary services ("Financial Services") to Customers who participate in cash management account programs offered by broker-dealers. The Agent shall, itself or through third parties paid solely by the Agent, provide all personnel and facilities necessary in order for it to provide the Financial Services with respect to its Customers.

     3. Fees

     3.1 Fees from the Company and the Distributor. In consideration for the Financial Services described in Section 2 hereof and the incurring of expenses in connection therewith, the Agent shall receive a fee from the Distributor, computed daily and payable monthly, at an annual rate of 0.__ of 1% of the average daily net asset value of Shares of each Fund held of record by the Agent from time to time on behalf of Customers. For purposes of determining the fees payable to the Agent hereunder, the value of the Fund's net assets shall be computed in the manner specified in the Company's then-current prospectus and statement of additional information (the "Prospectus") for computation of the net asset value of Service Shares.

     3.2 Fees from Customers. It is agreed that the Agent may impose certain conditions on Customers, in addition to or more restrictive than those imposed by the Company, such as requiring a minimum balance or imposing limitations on the amounts of transactions. It is also understood that the Agent may directly credit or charge fees to Customers in connection with an investment in the Funds. The Agent shall credit or bill Customers directly for such credits or fees. In the event the Agent charges Customers such fees, it shall make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws and regulations) to Customers both of any direct fees charged to the Customer and of the fees received or to be received by it from the Company pursuant to Section 3.1 of this Agreement. It is understood, however, that in no event shall the Agent have recourse or access as Agent or otherwise to the account of any shareholder of the Company except to the extent expressly authorized by law or by such shareholder, or to any assets of the Company, for payment of any direct fees referred to in this Section 3.2.

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     4. Approval of Materials to be Circulated. Advance copies or proofs of all materials that are to be generally circulated or disseminated by the Agent to Customers or prospective Customers that identify or describe the Company shall be provided to the Company at least 10 days prior to such circulation or dissemination (unless the Company consents in writing to a shorter period), and such materials shall not be circulated or disseminated or further circulated or disseminated at any time after the Company shall have given written notice to the Agent of any objection thereto.

     The Agent is not authorized to make any representations concerning the Distributor or the Company except those contained in the current Prospectus and Statement of Additional Information for the Funds, or in such supplemental literature or advertising as may be authorized by the Distributor or the Company in writing.

     Nothing in this Section 4 shall be construed to make the Distributor or the Company liable for the use of any information about the Company which is disseminated by the Agent.

     5. Compliance with Laws. The Agent shall comply with all applicable federal and state laws and regulations in the performance of its duties under this Agreement, including securities laws.

     6. Limitations of Shareholder, Officer and Trustee Liability. The Agent hereby agrees that obligations of the Company, any Fund, or the Distributor pursuant to this Agreement shall be limited in all cases to the Fund or the Distributor and its respective assets and that the Agent shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Company. It is further agreed that the Agent shall not seek satisfaction of any such obligations from the Board of Trustees, any individual Trustee or any officer of the Company.

     7. Notices. All notices or other communications hereunder to either party shall be in writing or by confirming facsimile transmission. Notices shall be addressed:

                  (a) if to the Company:

                  Harris Insight Funds Trust
                  3200 Horizon Drive
                  King of Prussia, PA 19406
                  Attention: ________________________

                  with a copy to:

                  Harris Trust and Savings Bank
                  111 West Monroe Street - 6W
                  Chicago, IL 60603
                  Attention: ________________________

                  (b) if to the Distributor:

                  PFPF Distributors, Inc.
                  3200 Horizon Drive
                  King of Prussia, PA 19406
                  Attention:  ________________________

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                  (c) if to the Agent,

                  [name]       ______________________
                  [address]    ______________________
                  Attention:   ______________________

     8. Further Assurance. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     9. Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the Company, on not more than 60 days' written notice to any other party to this Agreement. This Agreement shall terminate automatically in the event of its assignment, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). As used in this Agreement, "Qualified Trustees" means the Trustees of the Company who are not "interested persons," as that term is defined in the 1940 Act, of the Company.

     10. Changes; Amendments. This Agreement may be changed or amended only by written instrument signed by both parties.

     11. Reports. The Agent will provide the Company, the Distributor, or their respective designees such information as the Company, the Distributor or their designees may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Company and its designees (including, without limitation, any auditors designated by the Company), in connection with the preparation of reports to the Company's Board of Trustees concerning this Agreement and the monies paid or payable under this Agreement, as well as any other reports or filings that may be required by law.

     12. Independent Contractor/Liabilities. For purposes of this Agreement, the Agent will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor or the Company in any matter or in any respect. By the Agent's written acceptance of this Agreement, the Agent agrees to and does release, indemnify and hold harmless the Distributor and the Company, and their respective trustees, directors, officers, and controlling persons, from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by the Agent or its officers, employees or agents regarding its responsibilities hereunder or the purchase, redemption, transfer or registration of Shares by or on behalf of Customers.

     13. Privacy. Notwithstanding any other term of this Agreement, the Agent acknowledges that it is a financial institution subject to the requirements of the Financial Services Modernization Act (the "Act") and Securities and Exchange Commission Regulation S-P ("Regulation S-P") promulgated pursuant thereto, and agrees that any Nonpublic Personal Information, as that term is defined in
Section 248.3(t) of "Regulation S-P", disclosed hereunder is for the specific purpose of permitting the Agent to perform the services set forth in this Agreement. The Agent further agrees that, with respect to such information, it will comply with Regulation S-P, the Act, and any other applicable laws and regulations, and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party except to the

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extent necessary to carry out the services to be performed hereunder or as otherwise permitted by Regulation S-P, the Act, or other applicable law or regulation.

     14. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

HARRIS INSIGHT FUNDS TRUST                   PFPC DISTRIBUTORS, INC.
By:                                          By:
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Title:                                       Title:
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               [AGENT:]
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                        By:
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                        Title:
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